GUARANTEE AGREEMENT

                                     Between

                       Southwestern Public Service Company
                                 (as Guarantor)

                                       and

                            Wilmington Trust Company
                                  (as Trustee)

                                   dated as of

                                October 21, 1996

                          CROSS-REFERENCE TABLE (1)


            Section of                                Section of
            Trust Indenture Act                       Guarantee
            of 1939, as amended                       Agreement


            310(a) .............................      4.1(a)
            310(b) .............................      4.1(c), 2.8
            310(c) .............................      Inapplicable
            311(a) .............................      2.2(b)
            311(b) .............................      2.2(b)
            311(c) .............................      Inapplicable
            312(a) .............................      2.2(a)
            312(b) .............................      2.2(b)
            313 ................................      2.3
            314(a) .............................      2.4
            314(b) .............................      Inapplicable
            314(c) .............................      2.5
            314(d) .............................      Inapplicable
            314(e) .............................      1.1, 2.5, 3.2
            314(f) .............................      2.1, 3.2
            315(a) .............................      3.1(d)
            315(b) .............................      2.7
            315(c) .............................      3.1
            315(d) .............................      3.1(d)
            316(a) .............................      5.4(a), 2.6
            316(b) .............................      5.3
            316(c) .............................      2.2
            317(a) .............................      Inapplicable
            317(b) .............................      Inapplicable
            318(a) .............................      2.1(b)
            318(b) .............................      2.1
            318(c) .............................      2.1(a)






-------------------
1 This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.





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                                TABLE OF CONTENTS

                                                                       Page

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1.  Definitions ..........................................     2


                                    ARTICLE 2

                           TRUST INDENTURE ACT

SECTION 2.1.  Trust Indenture Act; Application .....................      5
SECTION 2.2.  Lists of Holders of Securities .......................      5
SECTION 2.3.  Reports by the Trustee ...............................      6
SECTION 2.4.  Periodic Reports to Trustee ..........................      6
SECTION 2.5.  Evidence of Compliance with
                   Conditions Precedent ............................      6
SECTION 2.6.  Events of Default; Waiver ............................      6
SECTION 2.7.  Event of Default; Notice .............................      6
SECTION 2.8.  Conflicting Interests ................................      7


                                    ARTICLE 3

                   POWERS, DUTIES AND RIGHTS OF TRUSTEE

SECTION 3.1.  Powers and Duties of the Trustee .....................      7
SECTION 3.2.  Certain Rights of Trustee ............................      9


                                    ARTICLE 4

                                 TRUSTEE

SECTION 4.1.  Trustee; Eligibility .................................     11
SECTION 4.2.  Appointment, Removal and
                   Resignation of Trustee ..........................     12


                                    ARTICLE 5

                                GUARANTEE

SECTION 5.1.  Guarantee ............................................     12
SECTION 5.2.  Waiver of Notice and Demand ..........................     13


                                       -i-



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                                                                       Page

SECTION 5.3.  Obligations Not Affected .............................     13
SECTION 5.4.  Rights of Holders ....................................     14
SECTION 5.5.  Guarantee of Payment .................................     14
SECTION 5.6.  Subrogation ..........................................     14
SECTION 5.7.  Independent Obligations ..............................     15


                                    ARTICLE 6

                              SUBORDINATION

SECTION 6.1.  Subordination ........................................     15
SECTION 6.2.    Pari Passu .........................................     15


                                    ARTICLE 7

                               TERMINATION

SECTION 7.1.  Termination ..........................................     15


                                    ARTICLE 8

                              MISCELLANEOUS

SECTION 8.1.  Successors and Assigns ...............................     16
SECTION 8.2.  Amendments ...........................................     16
SECTION 8.3.  Notices ..............................................     16
SECTION 8.4.  Benefit ..............................................     17
SECTION 8.5.  Governing Law ........................................     17

                          GUARANTEE AGREEMENT


            This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of October 21, 1996, is executed and delivered by Southwestern Public Service Company, a New Mexico corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Southwestern Public Service Capital I, a Delaware statutory business trust (the "Issuer").

            WHEREAS, pursuant to a Trust Agreement (the "Trust Agreement"), dated as of June 5, 1996 among David M. Wilks, as Initial Depositor, the Trustees of the Issuer named therein, Southwestern Public Service Company, as Depositor, and the Holders from time to time of ownership interests in the Issuer, the Issuer is issuing as of the date hereof $100,000,000 aggregate liquidation amount of its 7.85% Trust Preferred Securities, Series A (the "Preferred Securities") representing ownership interests in the Issuer and having the terms set forth in the Trust Agreement.

            WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof will be used, together with the Common Securities of the Issuer, to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor and deposit the same with the Issuer as trust assets; and

            WHEREAS, as incentive for the Holders to purchase the Preferred Securities the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the payment for Preferred Securities by each Holder thereof, which payment the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                               ARTICLE 1.

                               DEFINITIONS


              SECTION 1.1. Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Common Securities" means the securities representing common ownership interests in the assets of the Issuer.

            "Corporate Trust Office" means the principal office of the Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be and which at the date of this Guarantee Agreement is 1100 North Market Street, Wilmington, Delaware 19890.

            "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

            "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer:
      (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Preferred Securities, but if and only to the extent that the Trustee of the Issuer has available in the Payment Account funds sufficient to make such payment, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the





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                                    -3-


      Issuer, but if and only to the extent that the Trustee of the Issuer has available in the Payment Account funds sufficient to make such payment, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, but if and only to the extent that the Issuer has funds sufficient to make such payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

            "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder. "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

            "Indenture" means the Indenture dated as of Octo- ber 21, 1996, as supplemented by the First Supplemental Indenture thereto dated as of October 21, 1996, from the Guarantor (the "Debenture Issuer") to Wilmington Trust Company, as trustee (the "Indenture Trustee"), as the same may be supplemented or amended.

            "Majority in Liquidation Amount of the Preferred Securities" means a vote by Holder(s) of Preferred Securities, voting separately as a class, of at least a majority in liquidation amount of all Preferred Securities; provided, however, that Preferred Securities owned by the Guarantor or any Affiliate thereof shall be disregarded for purposes of any such vote.

            "Officers' Certificate" means a certificate signed by the Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer of the Guarantor and (ii) the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above. Any Officers'





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                                    -4-


      Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such
            examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Responsible Officer" means, with respect to the Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Senior Indebtedness" means Senior Indebtedness as defined in the Indenture.

            "Successor Trustee" means a successor Trustee possessing the qualifications to act as Trustee under Section 4.1.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                "Trustee" means Wilmington Trust Company until a Successor Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Trustee.


                               ARTICLE 2.

                          TRUST INDENTURE ACT


            SECTION 2.1.  Trust Indenture Act; Application.

            (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

            (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            SECTION 2.2.  Lists of Holders of Securities.

            (a) The Guarantor shall furnish or cause to be furnished to the Trustee (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Guarantor. The Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

           (b) The Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

             SECTION 2.3. Reports by the Trustee. Within 60 days after July 1 of each year, the Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

            SECTION 2.4. Periodic Reports to Trustee. The Guarantor shall provide to the Trustee, the Securities and Exchange Commission and the Holders of the Preferred Securities such documents, reports and information (if any) as may be required by Section 314 of the Trust Indenture Act, as well as the compliance certificate required by such Section 314 in the form, in the manner and at the times required by such Section 314.

            SECTION 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

            SECTION 2.6. Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 2.7.  Event of Default; Notice.

            (a) The Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Trustee, unless such defaults have been cured before the giving of such notice, provided that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

            (b) The Trustee shall not be deemed to have knowledge of any Event of Default unless the Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

            SECTION 2.8. Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                               ARTICLE 3.

                POWERS, DUTIES AND RIGHTS OF TRUSTEE


            SECTION 3.1.  Powers and Duties of the Trustee.

            (a) This Guarantee Agreement shall be held by the Trustee for the benefit of the Holders of the Preferred Securities, and the Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4 or to a Successor Trustee on acceptance by such Successor Trustee of its appointment to act as Successor Trustee. The right, title and interest of the Trustee shall automatically vest in any Successor Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trustee.

            (b) If an Event of Default has occurred and is continuing, the Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

            (c) The Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Guarantee Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Guarantee Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; and

           (iv) no provision of this Guarantee Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 3.2.  Certain Rights of Trustee.

            (a)   Subject to the provisions of Section 3.1:

            (i) the Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

           (ii)  any direction or act of the Guarantor
      contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (iii) whenever, in the administration of this Guarantee Agreement, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

           (iv) the Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

            (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by the Trustee in complying with such request or direction, including such reasonable advances as may be requested by the Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be interpreted so as to relieve the Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

           (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (viii) whenever in the administration of this Guarantee Agreement the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (i) may request instructions from the Holders of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

            (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trustee shall be construed to be a duty.

            (c) The Guarantor agrees to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Guaranty Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee's right to indemnification hereunder shall survive the termination of this Guaranty Agreement.

                               ARTICLE 4.

                                 TRUSTEE

            SECTION 4.1.  Trustee; Eligibility.

            (a) There shall at all times be a Trustee which shall:

            (i)  not be an Affiliate of the Guarantor; and

           (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust office in the continental United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Trustee shall cease to be eligible to so act under Section 4.1(a), the Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

            SECTION 4.2.  Appointment, Removal and Resignation of
Trustee.

            (a) Subject to Section 4.2(b), the Trustee may be appointed or removed without cause at any time by the Guarantor except following the occurrence and during the continuation of an Event of Default.

            (b) The Trustee shall not be removed until a Successor Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Guarantor.

            (c) The Trustee appointed to office shall hold office until a Successor Trustee shall have been appointed or until its removal or registration. The Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trustee and delivered to the Guarantor and the resigning Trustee.

            (d) If no Successor Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.


                               ARTICLE 5.

                                GUARANTEE

            SECTION 5.1. Guarantee. The Guarantor irrevocably agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert, other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

            SECTION 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            SECTION 5.3. Obligations Not Affected. The obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of the debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor other than the defense of payment, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder -- to the limited extent set forth herein -- shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

            SECTION 5.4. Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Trustee to be held for the benefit of the Holders of the Preferred Securities; (ii) the Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders of the Preferred Securities; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; and (iv) any Holder of the Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other person or entity.

            SECTION 5.5. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

            SECTION 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

            SECTION 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                               ARTICLE 6.

                              SUBORDINATION

            SECTION 6.1. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. This Guarantee Agreement will be pari passu with the Debentures.

            SECTION 6.2. Pari Passu. This Guarantee Agreement shall rank pari passu with any similar Guarantee Agreements issued by the Guarantor on behalf of the Holders of Preferred Securities issued by any other issuer holding debentures issued under the Indenture.

                               ARTICLE 7.

                               TERMINATION

            SECTION 7.1. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to Holders of Preferred Securities in exchange for all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement.


                               ARTICLE 8.

                              MISCELLANEOUS

            SECTION 8.1. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture, the Guarantor shall not assign its obligations hereunder.

            SECTION 8.2. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval.

            SECTION 8.3. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities:

                        Southwestern Public Service Company
                        Tyler at Sixth
                        Amarillo, Texas  79101
                        Attention:  Secretary

            (b) if given to the Issuer, in care of the Trustee, at the Issuer's (and the Trustee's) address set forth below or such other address as the Trustee on behalf of the Issuer may give notice to the Holders of the Preferred Securities:

                        Southwestern Public Service Capital I
                        c/o Southwestern Public Service Company
                        Tyler at Sixth
                        Amarillo, Texas  79101
                        Attention:  Secretary

                        with copy to:

                        Wilmington Trust Company
                        1100 North Market Street
                           Wilmington, Delaware 19890
                          Facsimile No: (302) 651-8882
                   Attention: Corporate Trust Administration;

            (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

            All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            SECTION 8.4. Benefit. This Guarantee Agreement is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

            SECTION 8.5. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                              SOUTHWESTERN PUBLIC SERVICE COMPANY,
                                  as Guarantor


                              By: /s/ Bill D. Helton
                                  ------------------------------
                                    Name:  Bill D. Helton
                                    Title: Chairman of the Board



                              WILMINGTON TRUST COMPANY, as Trustee


                              By: /s/ Donald G. MacKelcan
                                  ---------------------------------
                                    Name:  Donald G. MacKelcan
                                    Title: Assistant Vice President